     As filed with the Securities and Exchange Commission on July 18, 2001.

                                                      Registration No. 333-

                    ----------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               -------------------

                               JAKKS PACIFIC, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                                 95-4527222
(State or other jurisdic-                                     (I.R.S. Employer
  tion of incorporation                                      Identification No.)
   or organization)

                               -------------------

    22619 Pacific Coast Highway
        Malibu, California                                        90265
(Address of principal executive offices)                        (Zip code)

                               -------------------

                 JAKKS PACIFIC, INC. THIRD AMENDED AND RESTATED
                             1995 STOCK OPTION PLAN
                            (Full title of the plan)

                               -------------------

                                  JACK FRIEDMAN
                      Chairman and Chief Executive Officer
                               JAKKS Pacific, Inc.
                           22619 Pacific Coast Highway
                            Malibu, California 90265
                     (Name and address of agent for service)

                                 (310) 456-7799
          (Telephone number, including area code, of agent for service)

                               -------------------

                                    Copy to:
                              MURRAY L. SKALA, ESQ.
           Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP
                              750 Lexington Avenue
                            New York, New York 10022
              Telephone: (212) 888-8200   Facsimile: (212) 888-7776

                               -------------------

                      ------------------------------------

                         CALCULATION OF REGISTRATION FEE

                      ------------------------------------


                                             PROPOSED          PROPOSED

 TITLE OF                                    MAXIMUM           MAXIMUM
SECURITIES           AMOUNT                  OFFERING          AGGREGATE               AMOUNT OF
  TO BE              TO BE                   PRICE             OFFERING                REGISTRATION
REGISTERED           REGISTERED              PER SHARE         PRICE                   FEE
Common Stock         450,000                 $15.33            $6,898,500.00(1)        $1,725.00
($.001 par           shares
 value)


-----------

(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, based on the average of the high and low prices of the shares of Common Stock on the Nasdaq National Market on July 17, 2001.

THIS REGISTRATION STATEMENT RELATES TO 450,000 SHARES OF THE REGISTRANT'S COMMON STOCK, PAR VALUE $.001 PER SHARE, WHICH BECAME SUBJECT TO THE REGISTRANT'S THIRD AMENDED AND RESTATED 1995 STOCK OPTION PLAN UPON EFFECTIVENESS OF THE 2001 AMENDMENT OF SUCH PLAN ON JULY 12, 2001.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


        THE CONTENTS OF THE REGISTRATION STATEMENT ON FORM S-8 (REG. NO. 333-52205), FILED WITH THE COMMISSION ON MAY 8, 1998, ARE HEREBY
               INCORPORATED BY REFERENCE, EXCEPT AS REVISED BELOW.

ITEM 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

                  The following documents filed with the Securities and Exchange Commission (the "Commission") by JAKKS Pacific, Inc., a Delaware corporation (the "Company" or the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

                  (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                  (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001.

                  (c) The description of the Common Stock set forth in the Company's Registration Statement on Form 8-A, filed March 29, 1996 and any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  The legality of the Common Stock included in this Prospectus has been passed upon for the Company by Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP, New York, New York. Murray L. Skala, a partner in such firm is a director of the Company and, as of the date of this Registration Statement, holds options to purchase 98,256 shares of Common Stock and owns 14,308 shares which are held by him as trustee under certain trusts.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Incorporated by reference to Item 15 of Part II (pages II-1 to II-2) of the Registration Statement on Form S-3 (Reg. No. 333-90357) filed on November 4, 1999.

ITEM 8.           EXHIBITS.

EXHIBIT
NUMBER            DESCRIPTION OF EXHIBIT

4.1 2001 Amendment to Third Amended and Restated 1995 Stock Option Plan of JAKKS Pacific, Inc.(1)

4.2               JAKKS Pacific, Inc. Third Amended and Restated 1995 Stock
                  Option Plan (2)

4.2.1 1999 Amendment to Third Amended and Restated 1995 Stock Option Plan of JAKKS Pacific, Inc.(3)

4.2.2 2000 Amendment to Third Amended and Related 1995 Stock Option Plan of JAKKS Pacific, Inc.(4)

5.1*              Opinion of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass
                  & Rhine LLP

23.1* Consent of Pannell Kerr Forster, Certified Public Accountants, a Professional Corporation

23.2*             Consent of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass
                  & Rhine LLP
                  (contained in Exhibit 5.1)
----------
*        Filed herewith.

(1) Included as Appendix B to the Registrant's Schedule 14A Proxy Statement, filed on June 11, 2001, and incorporated herein by reference.

(2) Included as an exhibit to the Registrant's Schedule 14A Proxy Statement, filed on June 25, 1998, and incorporated herein by reference.

(3) Included as an exhibit to the Registrant's Registration Statement on Form S-8 (Reg. No. 333-90055), filed on November 1, 1999, and incorporated herein by reference.

(4) Included as exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (Reg. No. 333-40392), filed on June 29, 2000, and incorporated herein by reference.


ITEM 9.           UNDERTAKINGS.

                  The Registrant hereby undertakes:

                  (i) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

                  (ii) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

                  (iv) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malibu, State of California on the 18th day of July, 2001.


                                       JAKKS PACIFIC, INC.

                                       By:  /s/ JACK FRIEDMAN
                                            -----------------------------
                                            Jack Friedman
                                            Chief Executive Officer and Chairman


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                             Title                                       Date
             ---------                             -----                                       ----

/s/ JACK FRIEDMAN                    Chief Executive Officer and Chairman                 July 18, 2001
---------------------                (Principal Executive Officer)
Jack Friedman


/s/ JOEL M. BENNETT                  Chief Financial Officer                              July 18, 2001
---------------------                (Principal Financial Officer and
Joel M. Bennett                      Principal Accounting Officer)


/s/ STEPHEN G. BERMAN                Director                                             July 18, 2001
---------------------
Stephen G. Berman

/s/ DAVID C. BLATTE                  Director                                             July 18, 2001
---------------------
David C. Blatte

/s/ ROBERT E. GLICK                  Director                                             July 18, 2001
---------------------
Robert E. Glick

/s/ MICHAEL G. MILLER                Director                                             July 18, 2001
---------------------
Michael G. Miller


/s/ MURRAY L. SKALA                  Director                                             July 18, 2001
---------------------
Murray L. Skala

                                    EXHIBIT INDEX
EXHIBIT
NUMBER            DESCRIPTION OF EXHIBIT


4.1 2001 Amendment to Third Amended and Restated 1995 Stock Option Plan of JAKKS Pacific, Inc.(1)

4.2               JAKKS Pacific, Inc. Third Amended and Restated 1995 Stock
                  Option Plan (2)

4.2.1 1999 Amendment to Third Amended and Restated 1995 Stock Option Plan of JAKKS Pacific, Inc.(3)

4.2.2 2000 Amendment to Third Amended and Related 1995 Stock Option Plan of JAKKS Pacific, Inc.(4)

5.1*              Opinion of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass
                  & Rhine LLP

23.1* Consent of Pannell Kerr Forster, Certified Public Accountants, a Professional Corporation

23.2*             Consent of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass
                  & Rhine LLP
                  (contained in Exhibit 5.1)
----------

*        Filed herewith.

(1) Included as Appendix B to the Registrant's Schedule 14A Proxy Statement, filed on June 11, 2001, and incorporated herein by reference.

(2) Included as an exhibit to the Registrant's Schedule 14A Proxy Statement, filed on June 25, 1998, and incorporated herein by reference.

(3) Included as an exhibit to the Registrant's Registration Statement on Form S-8 (Reg. No. 333-90055), filed on November 1, 1999, and incorporated herein by reference.

(4) Included as exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (Reg. No. 333-40392), filed on June 29, 2000, and incorporated herein by reference.